                                                                      EXHIBIT 11

                           PRECISION CASTPARTS CORP.
                       CALCULATION OF EARNINGS PER SHARE
                       FOR THE YEAR ENDED MARCH 29, 1998

                                                                                         BASIC         DILUTED
                                                                                     EARNINGS PER   EARNINGS PER
                                                                                         SHARE          SHARE
                                                                                     -------------  -------------
Weighted average number of shares of common stock outstanding......................     24,164,599     24,164,599

Common stock equivalents:
  Application of the "treasury stock" method to stock option and purchase plans....       --              209,886
                                                                                     -------------  -------------
Weighted average number of shares outstanding......................................     24,164,599     24,374,485
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Rounded to.........................................................................     24,200,000     24,400,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Net income.........................................................................  $  86,100,000  $  86,100,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Net income per share...............................................................  $        3.56  $        3.53
                                                                                     -------------  -------------
                                                                                     -------------  -------------

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